                                                                      Exhibit 11

                         NU HORIZONS ELECTRONICS CORP.
                                  EXHIBIT 11
                                  __________

                   COMPUTATION OF EARNINGS PER COMMON SHARE
                   ----------------------------------------
                                  (Unaudited)

                                            FOR THE THREE            FOR THE SIX
                                            MONTHS ENDED             MONTHS ENDED
                                            ------------             ------------

                                    August          August       August       August
                                    31, 1999        31, 1998     31, 1999     31, 1998
                                    --------        --------     --------     --------
BASIC EARNINGS:
---------------
Net Income                          $ 2,209,749  $ 1,230,824  $ 3,736,596  $ 2,352,175
                                    ===========  ===========  ===========  ===========

Weighted average number
of common shares outstanding          8,753,076    8,753,076    8,753,076    8,753,076
                                    ===========  ===========  ===========  ===========

Basic earnings per common share     $       .25  $       .14  $       .42  $       .27
                                    ===========  ===========  ===========  ===========

DILUTED EARNINGS:
-----------------

Net income                          $ 2,209,749  $ 1,230,824  $ 3,736,596  $ 2,352,175

Net (after tax) interest expense
related to convertible debt              85,000       85,000      170,000      170,000
                                    -----------  -----------  -----------  -----------

Net income as adjusted              $ 2,294,749  $ 1,315,824  $ 3,906,596  $ 2,522,175
                                    ===========  ===========  ===========  ===========

SHARES:

Weighted average number of
common shares outstanding             8,753,076    8,753,076    8,753,076    8,753,076

Stock options                         1,954,950    1,734,450    1,954,950    1,734,450

Assuming conversion of
convertible debt                        784,333      784,333      784,333      784,333
                                    -----------  -----------  -----------  -----------

Weighted average number
of common shares outstanding
as adjusted                          11,492,359   11,271,859   11,492,359   11,271,859
                                    ===========  ===========  ===========  ===========

DILUTED EARNINGS PER
COMMON SHARE                        $       .20  $       .12  $       .34  $       .22
                                    ===========  ===========  ===========  ===========